Exhibit 99.1

Media Contact Robin Pence 703 682 6552
Investor Contact Scott Cunningham 703 682 6336

AES Names Andres Gluski Chief Operating Officer

Arlington, VA, March 5, 2007 — The AES Corporation (NYSE:AES) today announced the appointment of Andres Gluski as Executive Vice President and Chief Operating Officer (COO), a move that will enable the company to maintain its focus on operational excellence as it continues to pursue new growth opportunities.

Dr. Gluski will oversee AES’s generation and distribution businesses in its four geographic regions as well as human resources, safety and environment, information technology, engineering and construction, insurance and strategic sourcing. He continues to report to AES President and Chief Executive Officer Paul Hanrahan.

Dr. Gluski, who joined AES in 2000, most recently was an AES Executive Vice President and President of AES Latin America. Previously, he held business leadership positions in Chile and Venezuela. Prior to AES, Dr. Gluski worked in executive positions in multilateral and financial institutions and in private utilities.  He earned a PhD in Economics from the University of Virginia, an MA in Economics from the University of Virginia and a BA from Wake Forest University, where he graduated Phi Beta Kappa..

“As we continue to grow our company into new areas, it is critical that we maintain our focus on our existing operating businesses,” Mr. Hanrahan said.  ”Andres has played a key role in AES’s overall success and in Latin America in particular. He led our growth initiatives in key markets, including Chile and Panama, and completed the restructuring and refinancing of our Latin American businesses. Andres has the broad experience needed to help us achieve the company’s long-term goals in the new position of Chief Operating Officer. “

About AES

AES is one of the world’s largest global power companies, with 2005 revenues of $11 billion. With operations in 26 countries on five continents, AES’s generation and distribution facilities have the capacity to serve 100 million people worldwide. Our 14 regulated utilities amassed 2005 annual sales of over 82,000 GWh and our 123 generation

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facilities have the capacity to generate more than 44,000 megawatts. Our global workforce of 30,000 people is committed to operational excellence and meeting the world’s growing power needs. To learn more about AES, please visit www.aes.com or contact AES media relations at media@aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’s current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, continued normal levels of operating performance and electricity demand at our distribution companies and operational performance at our contract generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience. Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’s filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in AES’s 2005 Annual Report on Form 10-K. Investors and other interested parties are encouraged to read AES’s filings to learn more about the risk factors associated with AES’s business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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